Exhibit (m) (vi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K





                                   EXHIBIT H
                                     to the
                               Distribution Plan

                            FEDERATED EQUITY FUNDS:

                       FEDERATED KAUFMANN SMALL CAP FUND
                                 CLASS K SHARES

         This Amendment to the Distribution Plan is adopted as of the 20th day of May, 2005, by Federated Equity Funds with respect to the Class C Shares of the portfolios of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class K Shares of the portfolios of Federated Equity Funds held during the month.

         Witness the due execution hereof this 1st day of September, 2005.



                                     FEDERATED EQUITY FUNDS


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President





                                      - 1 -

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                                   EXHIBIT I
                                     to the
                               Distribution Plan

                            FEDERATED EQUITY FUNDS:

                    FEDERATED MID-CAP GROWTH STRATEGIES FUND
                                 CLASS K SHARES

         This Amendment to the Distribution Plan is adopted as of the 18th day of August, 2006, by Federated Equity Funds with respect to the Class K Shares of the portfolios of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class K Shares of the portfolios of Federated Equity Funds held during the month.

         Witness the due execution hereof this 1st day of September, 2006.



                                     FEDERATED EQUITY FUNDS


                                     By:
                                     Name:  J. Christopher Donahue
                                     Title:  President











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